The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell the Securities and we are not soliciting an offer to buy the Securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated December 16, 2025

Pricing Supplement dated December , 2025	Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-287303

Barclays Bank PLC Capped GEARS

Linked to an Equally Weighted Basket of Three Equity Securities due on or about March 3, 2027

Investment Description

The Capped GEARS (the “Securities”) are unsecured and unsubordinated debt obligations issued by Barclays Bank PLC (the “Issuer”) with returns linked to the performance of an equally weighted basket (the “Basket”) consisting of the common stock of The Goldman Sachs Group, Inc., the common stock of JPMorgan Chase & Co. and the common stock of Morgan Stanley (each, a “Basket Component” and, together, the “Basket Components”). If the Basket Return is positive, the Issuer will pay the principal amount of the Securities at maturity plus a return equal to the Basket Return times the Upside Gearing of 3.0, up to the Maximum Gain, which will be set on the Trade Date and will be between 24.00% and 26.40%. If the Basket Return is zero, the Issuer will repay the principal amount of the Securities at maturity. However, if the Basket Return is negative, the Issuer will pay you a cash payment at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. In this case, you will have full downside exposure to the Basket from the Initial Basket Level to the Final Basket Level, and could lose all of your initial investment. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-4 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.

Features	Key Dates[1]

❑	Enhanced Growth Potential, Subject to Maximum Gain: At maturity, the Upside Gearing will provide leveraged exposure to any positive performance of the Basket, up to the Maximum Gain.
❑	Full Downside Market Exposure: If the Basket Return is negative, investors will be exposed to the full decline in the Basket from the Initial Basket Level to the Final Basket Level and the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the negative Basket Return. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.

Trade Date:	December 29, 2025
Settlement Date:	December 31, 2025
Final Valuation Date:	February 26, 2027
Maturity Date:	March 3, 2027

[1]	The Trade Date, the Final Valuation Date and the Maturity Date are subject to postponement. See “Indicative Terms” on page PS-6 of this pricing supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE THE FULL DOWNSIDE MARKET RISK OF THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-8 OF THIS PRICING SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE S-9 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

NOTWITHSTANDING AND TO THE EXCLUSION OF ANY OTHER TERM OF THE SECURITIES OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN BARCLAYS BANK PLC AND ANY HOLDER OR BENEFICIAL OWNER OF THE SECURITIES (OR THE TRUSTEE ON BEHALF OF THE HOLDERS OF THE SECURITIES), BY ACQUIRING THE SECURITIES, EACH HOLDER OR BENEFICIAL OWNER OF THE SECURITIES ACKNOWLEDGES, ACCEPTS, AGREES TO BE BOUND BY, AND CONSENTS TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER BY THE RELEVANT U.K. RESOLUTION AUTHORITY. SEE “CONSENT TO U.K. BAIL-IN POWER” ON PAGE PS-4 OF THIS PRICING SUPPLEMENT.

Security Offering

We are offering Capped GEARS linked to an equally weighted basket consisting of the common stock of The Goldman Sachs Group, Inc., the common stock of JPMorgan Chase & Co. and the common stock of Morgan Stanley. The return on the Securities is subject to the predetermined Maximum Gain and the corresponding maximum payment at maturity per Security. The Maximum Gain, maximum payment at maturity per Security and Initial Component Price for each Basket Component will be set on the Trade Date. The Securities are offered at a minimum investment of $1,000 (100 Securities).

Basket Components	Weighting	Initial Component Price*	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Initial Basket Level	CUSIP/ ISIN
Common stock of The Goldman Sachs Group, Inc. (GS)	1/3	$•	24.00% to 26.40%	$12.40 to $12.64	3.0	100.00	06748V410 / US06748V4106
Common stock of JPMorgan Chase & Co. (JPM)	1/3	$•
Common stock of Morgan Stanley (MS)	1/3	$•

* The Initial Component Price of each Basket Component will be the Closing Price of that Basket Component on the Trade Date.

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025 and this pricing supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities constitute our unsecured and unsubordinated obligations. The Securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1]	Underwriting Discount	Proceeds to Barclays Bank PLC
Per Security	$10.00	$0.20	$9.80
Total	$•	$•	$•
[1]	Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.157 and $9.657 per Security. The estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 of this pricing supplement.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Key Risks” in this pricing supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms set forth in this pricing supplement differ from those set forth in the prospectus or prospectus supplement, the terms set forth herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

t	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC. In this pricing supplement, “Securities” refers to the Capped GEARS that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the range for the Maximum Gain set forth in this pricing supplement. We determined the size of the range for the Maximum Gain based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on or prior to the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately six months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Securities and/or any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-8 of this pricing supplement.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Securities of such shares, securities or obligations); (iii) the cancellation of the Securities and/or (iv) the amendment or alteration of the maturity of the Securities, or the amendment of the amount of interest or any other amounts due on the Securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Securities further acknowledges and agrees that the rights of the holders or beneficial owners of the Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Key Risks—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Selected Purchase Considerations
The Securities may be appropriate for you if:	The Securities may not be appropriate for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of some or all of your initial investment, and you are willing to make an investment that has the full downside market risk of the Basket.

♦	You believe the Basket will appreciate over the term of the Securities and that any such appreciation is unlikely to exceed the Maximum Gain.

♦	You understand and accept that your potential return is limited by the Maximum Gain, and you would be willing to invest in the Securities if the Maximum Gain were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Maximum Gain will be set on the Trade Date).

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You do not seek current income from this investment, and you are willing to forgo any dividends paid on the Basket Components.

♦	You are willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦	You understand and are willing to accept the risks associated with the Basket and the Basket Components.

♦	You are willing and able to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you under the Securities, including any repayment of principal.

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You cannot tolerate the loss of some or all of your initial investment, or you are not willing to make an investment that has the full downside market risk of the Basket.

♦	You believe the Basket will depreciate over the term of the Securities and the Final Basket Level is likely to be less than the Initial Basket Level, or you believe the Basket will appreciate over the term of the Securities by more than the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation, or you would be unwilling to invest in the Securities if the Maximum Gain were set equal to the bottom of the range specified on the cover of this pricing supplement (the actual Maximum Gain will be set on the Trade Date).

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You seek current income from this investment, or you would prefer to receive any dividends paid on the Basket Components.

♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦	You do not understand or are not willing to accept the risks associated with the Basket or the Basket Components.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦	You are not willing or are unable to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments due to you under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-8 of this pricing supplement and the “Risk Factors” beginning on page S-9 of the prospectus supplement for risks related to an investment in the Securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” “Information about the Basket Components,” “The Goldman Sachs Group, Inc.,” “JPMorgan Chase & Co.” and “Morgan Stanley” below.

Indicative Terms[1]
Issuer:	Barclays Bank PLC
Principal Amount:	$10 per Security
Term[2]:	Approximately 14 months. See “Key Dates” on the cover of this pricing supplement.[2]
Basket:

The Securities are linked to an equally weighted basket (the “Basket”) consisting of three equity securities (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component are as follows:

Basket Component	Ticker	Weighting
Common stock of The Goldman Sachs Group, Inc. (the “GS Underlying”)	GS<Equity>	1/3
Common stock of JPMorgan Chase & Co. (the “JPM Underlying”)	JPM<Equity>	1/3
Common stock of Morgan Stanley (the “MS Underlying”)	MS<Equity>	1/3
Payment at Maturity (per Security):

•

If the Basket Return is positive, the Issuer will pay the principal amount plus a return equal to the Basket Return multiplied by the Upside Gearing, but no more than the Maximum Gain. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the lesser of (a) Basket Return × Upside Gearing and (b) the Maximum Gain)

•

If the Basket Return is zero, the Issuer will repay the full principal amount at maturity of $10 per Security.

•

If the Basket Return is negative, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return)

If the Basket Return is negative, your principal is fully exposed to the decline in the Basket, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Upside Gearing:	3.0
Maximum Gain:	24.00% to 26.40%. The actual Maximum Gain will be set on the Trade Date and will not be less than 24.00%.
Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level:	100.00
Final Basket Level:	The Final Basket Level will be calculated as follows: 100 × [1+ (Component Return of GS Underlying × 1/3) + (Component Return of JPM Underlying × 1/3) + (Component Return of MS Underlying × 1/3)]
Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows: Final Component Price – Initial Component Price Initial Component Price
Initial Component Price:	With respect to each Basket Component, the Closing Price of that Basket Component on the Trade Date
Final Component Price:	With respect to each Basket Component, the Closing Price of that Basket Component on the Final Valuation Date
Closing Price:	With respect to each Basket Component, Closing Price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement. The Basket Components and the terms of the Securities are subject to adjustment by the Calculation Agent and the Maturity Date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Key Risks—Risks Relating to the Basket Components” below.

[2]	Subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset,” “Reference Assets—Baskets—Scheduled Trading Days and Market Disruption Events for Securities Linked to a Basket of Equity Securities, Exchange-Traded Funds, Equity Indices and/or Equity Futures Indices” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement

Investment Timeline
Trade Date:	The Initial Component Price of each Basket Component is observed, the Initial Basket Level is set equal to 100.00 and the Maximum Gain is set.

Maturity Date:

The Final Component Price of each Basket Component is observed and the Final Basket Level and the Basket Return are determined on the Final Valuation Date.

If the Basket Return is positive, the Issuer will pay the principal amount plus a return equal to the Basket Return multiplied by the Upside Gearing, but no more than the Maximum Gain. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × the lesser of (a) Basket Return × Upside Gearing and (b) the Maximum Gain)

If the Basket Return is zero, the Issuer will repay the full principal amount at maturity of $10 per Security.

If the Basket Return is negative, the Issuer will repay less than the full principal amount at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Basket Return)

If the Basket Return is negative, your principal is fully exposed to the decline in the Basket, and you will lose some or all of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose some or all of your principal. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket or any Basket Component. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Securities unless you understand and can bear the risks of investing in the Securities.

Risks Relating to the Securities Generally

♦	You risk losing some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Basket Level is greater than or equal to the Initial Basket Level and will make such payment only at maturity. If the Final Basket Level is less than the Initial Basket Level, you will be exposed to the full negative Basket Return and the Issuer will repay less than the full principal amount of the Securities at maturity, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date. Accordingly, you may lose some or all of your principal.

♦	The Upside Gearing applies only if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the product of the performance of the Basket and the Upside Gearing and may be less than the Basket’s return itself, even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing, subject to the Maximum Gain, only if you hold your Securities to maturity.

♦	Your maximum return on the Securities is limited by the Maximum Gain — If the Final Basket Level is greater than the Initial Basket Level, for each Security, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Basket, which may be significant. We refer to this percentage as the Maximum Gain, which will be set on the Trade Date. Therefore, you will not benefit from any positive Basket Return in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Basket Components.

♦	No interest payments — The Issuer will not make periodic interest payments on the Securities.

♦	Any payment on the Securities will be determined based on the Closing Prices of the Basket Components on the dates specified — Any payment on the Securities will be determined based on the Closing Prices of the Basket Components on the dates specified. You will not benefit from any more favorable prices of the Basket Components determined at any other time.

♦	Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the prices of the Basket Components may offset each other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of a Basket Component increases in price, the price of another Basket Component may not increase as much, or may even decline in price. Therefore, in calculating the Basket Components’ performance on the Final Valuation Date, an increase in the price of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the price of another Basket Component. In addition, however, high correlation of movements in the prices of the Basket Components could adversely affect your return on the Securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the Securities.

♦	Owning the Securities is not the same as owning the Basket Components — The return on your Securities may not reflect the return you would realize if you actually owned the Basket Components. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Basket Components would have.

♦	The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts, as described under “What Are the Tax Consequences of an Investment in the Securities?” below. If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

♦	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

♦	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Notwithstanding and to the exclusion of any other term of the Securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Securities (or the trustee on behalf of the holders of the Securities), by acquiring the Securities, each holder or beneficial owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Securities losing all or a part of the value of your investment in the Securities or receiving a different security from the Securities, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

♦	Single equity risk — The price of each Basket Component can rise or fall sharply due to factors specific to that Basket Component and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Basket Component.

♦	Anti-dilution protection is limited, and the Calculation Agent has discretion to make anti-dilution adjustments — The Calculation Agent may in its sole discretion make adjustments affecting the amounts payable on the Securities upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of a Basket Component. However, the Calculation Agent might not make such adjustments in response to all events that could affect a Basket Component. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Securities. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

♦	Reorganization or other events could adversely affect the value of the Securities or result in the Securities being accelerated — Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of a Basket Component, the Calculation Agent may replace that Basket Component with shares of another company identified as described in the prospectus supplement or, in some cases, with shares, cash or other assets distributed to holders of that Basket Component upon the occurrence of that event. In the alternative, the Calculation Agent may accelerate the Maturity Date for a payment determined by the Calculation Agent or may make other changes to the terms of the Securities to account for the occurrence of that event. Any decision by the Calculation Agent to replace a Basket Component, to accelerate the Securities or to otherwise adjust the terms of the Securities could adversely affect the value of, and any amount payable on, the Securities, perhaps significantly, and could result in a significantly lower return on the Securities than if the Calculation Agent had made a different decision. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

♦	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities, the Basket and the Basket Components.

♦	Potential Barclays Bank PLC impact on the prices of the Basket Components — Trading or transactions by Barclays Bank PLC or its affiliates in the Basket Components and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Basket Components may adversely affect the prices of the Basket Components and, therefore, the market value of the Securities.

♦	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates play a variety of roles in connection with the issuance of the Securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Securities.

In connection with our normal business activities and in connection with hedging our obligations under the Securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to a Basket Component. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Securities.

In addition, the role played by Barclays Capital Inc., as the agent for the Securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell the Securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

In addition to the activities described above, we will also act as the Calculation Agent for the Securities. As Calculation Agent, we will determine any values of the Basket Components and the Basket and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Securities, and any of these determinations may adversely affect any payments on the Securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

♦	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	Many economic and market factors will impact the value of the Securities — Structured notes, including the Securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the Securities at issuance and their value in the secondary market. Accordingly, in addition to the prices of the Basket Components on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Basket Components;

♦	the correlation (or lack of correlation) among the Basket Components;

♦	the time to maturity of the Securities;

♦	the dividend rates on the Basket Components;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory and judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦	The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-3 for further information.

Hypothetical Examples and Return Table of the Securities at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The examples and table below illustrate the payment at maturity for a $10 principal amount Security on a hypothetical offering of Securities under various scenarios, with the assumptions set forth below.* You should not take these examples or the table below as an indication or assurance of the expected performance of the Securities. The examples and table below do not take into account any tax consequences from investing in the Securities. Numbers appearing in the examples and table below have been rounded for ease of analysis.

Term:	Approximately 14 months
Initial Basket Level:	100.00
Upside Gearing:	3.0
Hypothetical Maximum Gain:	24.00% (the bottom of the range of 24.00% to 26.40%)

*Terms used for purposes of these hypothetical examples may not represent the actual Maximum Gain or Final Basket Level. The actual Maximum Gain will be set on the Trade Date. The hypothetical Initial Component Prices of $100.00 for the GS Underlying, $100.00 for the JPM Underlying and $100.00 for the MS Underlying have been chosen for illustrative purposes only and may not represent likely actual Initial Component Prices for the Basket Components. The actual Initial Component Price of each Basket Component will be the Closing Price of that Basket Component on the Trade Date, the actual Final Component Price of each Basket Component will be the Closing Price of that Basket Component on the Final Valuation Date and the actual Final Basket Level will be determined on the Final Valuation Date. For historical Closing Prices of the Basket Components and historical performance of the Basket, please see the historical information set forth under the sections titled “The Basket,” “The Goldman Sachs Group, Inc.,” “JPMorgan Chase & Co.” and “Morgan Stanley” below. We cannot predict the value of the Basket or the Closing Price of any Basket Component on any day during the term of the Securities, including on the Final Valuation Date.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Securities at Maturity[1]
180.00	80.00%	$12.40	24.00%
170.00	70.00%	$12.40	24.00%
160.00	60.00%	$12.40	24.00%
150.00	50.00%	$12.40	24.00%
140.00	40.00%	$12.40	24.00%
130.00	30.00%	$12.40	24.00%
120.00	20.00%	$12.40	24.00%
110.00	10.00%	$12.40	24.00%
108.00	8.00%	$12.40	24.00%
105.00	5.00%	$11.50	15.00%
102.50	2.50%	$10.75	7.50%
101.00	1.00%	$10.30	3.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$9.50	-5.00%
90.00	-10.00%	$9.00	-10.00%
80.00	-20.00%	$8.00	-20.00%
70.00	-30.00%	$7.00	-30.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
40.00	-60.00%	$4.00	-60.00%
30.00	-70.00%	$3.00	-70.00%
20.00	-80.00%	$2.00	-80.00%
10.00	-90.00%	$1.00	-90.00%
0.00	-100.00%	$0.00	-100.00%
[1]	The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 1 — The value of the Basket increases 2.50% from the Initial Basket Level of 100.00 to a Final Basket Level of 102.50, resulting in a Basket Return of 2.50%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
GS Underlying	$100.00	$103.00	3.00%	1/3
JPM Underlying	$100.00	$101.00	1.00%	1/3
MS Underlying	$100.00	$103.50	3.50%	1/3

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (3.00% × 1/3) + (1.00% × 1/3) + (3.50% × 1/3)] = 102.50

Therefore, the Final Basket Level is 102.50, resulting in a Basket Return of 2.50%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Component Price of each Basket Component is greater than its hypothetical Initial Component Price, which results in the hypothetical Final Basket Level being greater than the Initial Basket Level.

Because the Basket Return of 2.50% is positive and such Basket Return multiplied by the Upside Gearing of 3.0 is less than the Maximum Gain of 24.00%, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the lesser of (a) Basket Return × Upside Gearing and (b) the Maximum Gain)
$10 + ($10 × 2.50% × 3.0) = $10 + $0.75 = $10.75

The payment at maturity of $10.75 per Security represents a total return on the Securities of 7.50%.

Example 2 — The value of the Basket increases 60.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 160.00, resulting in a Basket Return of 60.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
GS Underlying	$100.00	$165.00	65.00%	1/3
JPM Underlying	$100.00	$170.00	70.00%	1/3
MS Underlying	$100.00	$145.00	45.00%	1/3

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (65.00% × 1/3) + (70.00% × 1/3) + (45.00% × 1/3)] = 160.00

Therefore, the Final Basket Level is 160.00, resulting in a Basket Return of 60.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Component Price of each Basket Component is greater than its hypothetical Initial Component Price, which results in the hypothetical Final Basket Level being greater than the Initial Basket Level.

Because the Basket Return of 60.00% is positive and such Basket Return multiplied by the Upside Gearing of 3.0 is greater than the Maximum Gain of 24.00%, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × the lesser of (a) Basket Return × Upside Gearing and (b) the Maximum Gain)
$10 + ($10 × 24.00%) = $10 + $2.40 = $12.40

The payment at maturity of $12.40 per Security, which is the maximum payment on the Securities, represents a total return on the Securities equal to the Maximum Gain of 24.00%.

Example 3 — The value of the Basket decreases 30.00% from the Initial Basket Level of 100.00 to a Final Basket Level of 70.00, resulting in a Basket Return of -30.00%.

Basket Component	Initial Component Price	Final Component Price	Component Return	Weighting
GS Underlying	$100.00	$5.00	-95.00%	1/3
JPM Underlying	$100.00	$102.00	2.00%	1/3
MS Underlying	$100.00	$103.00	3.00%	1/3

Step 1: Calculate the Final Basket Level based on the Final Component Prices and Weightings for each Basket Component.

The Final Basket Level is calculated as follows:

100.00 × [1+ (-95.00% × 1/3) + (2.00% × 1/3) + (3.00% × 1/3)] = 70.00

Therefore, the Final Basket Level is 70.00, resulting in a Basket Return of -30.00%.

Step 2: Calculate the payment at maturity.

In this example, the hypothetical Final Component Price of the GS Underlying is less than its hypothetical Initial Component Price, while the hypothetical Final Component Prices of the other Basket Components are each greater than their respective hypothetical Initial Component Prices. The large decline in the GS Underlying completely offsets the positive performance of the other Basket Components, which results in the hypothetical Final Basket Level being less than the Initial Basket Level.

Because the Basket Return is negative, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Basket Return)

$10 + ($10 × -30.00%) = $10 + -$3 = $7.00

The payment at maturity of $7.00 per Security represents a loss on the Securities of 30.00%, which reflects the Basket Return of -30.00%.

If the Basket Return is negative, at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a percentage loss on your investment equal to the decline of the Basket from the Trade Date to the Final Valuation Date.

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the Securities (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities. This gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not intend to treat payments on the Securities to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations should not apply to the Securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the Securities.

The Basket

The Securities are linked to an equally weighted basket consisting of the GS Underlying, the JPM Underlying and the MS Underlying. While historical information on the value of the Basket does not exist for dates prior to the Trade Date, the following graph sets forth the performance of the Basket from January 2, 2015 through December 11, 2025, assuming that, on January 2, 2015, the Basket was constructed with the specified weights for the Basket Components, the Initial Component Prices were determined and the Initial Basket Level was set equal to 100.00.

We obtained the Closing Prices of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the value of the Basket during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (or lack of correlation) of performances among the Basket Components may adversely affect your return on the Securities, and changes in the prices of the Basket Components may offset each other” above.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Information about the Basket Components

Included below are brief descriptions of the issuers of each of the Basket Components. This information has been obtained from publicly available sources. We obtained the Closing Price information for the Basket Components from Bloomberg without independent verification. You should not take the historical prices of the Basket Components as an indication of future performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Basket Component can be located by reference to its SEC file number provided below.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. is a global financial institution that provides a range of financial services to a client base that includes corporations, financial institutions, governments and individuals.

Information filed by The Goldman Sachs Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14965. The GS Underlying is listed on the New York Stock Exchange under the ticker symbol “GS.”

Historical Information

The graph below illustrates the historical performance of the GS Underlying from January 2, 2015 through December 11, 2025. The Closing Price of the GS Underlying on December 11, 2025 was $911.03.

We obtained the Closing Prices of the GS Underlying from Bloomberg, without independent verification. Historical performance of the GS Underlying should not be taken as an indication of future performance. Future performance of the GS Underlying may differ significantly from historical performance, and no assurance can be given as to the Closing Price of the GS Underlying during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the GS Underlying will not result in a loss on your initial investment. The Closing Prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

JPM Morgan Chase & Co.

According to publicly available information, JPM Morgan Chase & Co. is a financial services firm engaged in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management.

Information filed by JPM Morgan Chase & Co. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-05805. The JPM Underlying is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Historical Information

The graph below illustrates the historical performance of the JPM Underlying from January 2, 2015 through December 11, 2025. The Closing Price of the JPM Underlying on December 11, 2025 was $317.38.

We obtained the Closing Prices of the JPM Underlying from Bloomberg, without independent verification. Historical performance of the JPM Underlying should not be taken as an indication of future performance. Future performance of the JPM Underlying may differ significantly from historical performance, and no assurance can be given as to the Closing Price of the JPM Underlying during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the JPM Underlying will not result in a loss on your initial investment. The Closing Prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Morgan Stanley

According to publicly available information, Morgan Stanley is a financial services firm that advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals.

Information filed by Morgan Stanley with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11758. The MS Underlying is listed on the New York Stock Exchange under the ticker symbol “MS.”

Historical Information

The graph below illustrates the historical performance of the MS Underlying from January 2, 2015 through December 11, 2025. The Closing Price of the MS Underlying on December 11, 2025 was $180.29.

We obtained the Closing Prices of the MS Underlying from Bloomberg, without independent verification. Historical performance of the MS Underlying should not be taken as an indication of future performance. Future performance of the MS Underlying may differ significantly from historical performance, and no assurance can be given as to the Closing Price of the MS Underlying during the term of the Securities, including on the Final Valuation Date. We cannot give you assurance that the performance of the MS Underlying will not result in a loss on your initial investment. The Closing Prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.